Exhibit 99.1
Quarter ended March 31, 2025 ResultsLafayette Square USA,Inc.

2 Important Information [1] Forward-looking statements can be identified by the use of forward-looking terminology such as "may," "will,""should," "expect," "anticipate," "project," "estimate," "intend," "continue" or "believe" or the negatives thereof or other variations thereon or comparable terminology. This presentation is for informational purposes only and includes proprietary information of Lafayette Square Holding Company, LLC and its affiliates (collectively herein "Lafayette Square"). This document may not be copied, reproduced or disclosed (in whole or in part) to anyone without Lafayette Square's express written permission. This presentation does not constitute an offer to sell or the solicitation of an offer to purchase any securities of any fund managed by Lafayette Square. Any such offer or solicitation may be made only by means of the delivery of a confidential private placement memorandum for Lafayette Square USA, Inc. (the "BDC"), which is managed by LS BDC Adviser, LLC ("LS Adviser"). This presentation should not be used as the sole basis for making a decision as to whether or not to invest in any fund or account managed by Lafayette Square. In making an investment decision, an investor must rely on their own examination of any such fund and the terms of the offering relating thereto. Contents of this presentation should not be construed as legal, tax, investment or other advice, or a recommendation to purchase or sell any particular security. There is no assurance that the BDC will achieve its investment objectives. An investor could lose all or substantially all of his, her or its investment. Statements included herein may constitute "forward-looking statements"1 , which may relate to future events or our future performance or financial condition of Lafayette Square. These statements are not guarantees of future results or financial condition and involve a number of risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with LS Adviser, our investment adviser, and other affiliates of the BDC; the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments; the adequacy of our financing sources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies. Due to various risks and uncertainties, actual events or results or actual performance results may differ materially from those reflected or contemplated in such forward- looking statements. As a result, you should not place undue reliance on such forward-looking statements. Other factors that could cause actual results to differ materially including: changes in the economy; risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets, including future changes in laws or regulations and conditions in our operating areas; the ability of LS Adviser to locate suitable investments for us and to monitor and administer our investments; the ability of LS Adviser or its affiliates to attract and retain highly talented professionals; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Additional factors may be included from time to time in the filings of Lafayette Square with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Additionally, certain statements reflect estimates, predictions or opinions of Lafayette Square, which may change. There is no guarantee that these estimates, predictions or opinions will be realized. The information included in this presentation is based on information reasonably available to Lafayette Square as of the date hereof and does not purport to be complete. Lafayette Square does not undertake any duty to update the information set forth in this presentation, whether as a result of new information, future events or otherwise. Furthermore, the information included in this presentation has been obtained from sources that Lafayette Square believes to be reliable. However, these sources cannot be guaranteed as to their accuracy or completeness. No representation, warranty or undertaking, express or implied, is given as to the accuracy or completeness of the information contained herein by Lafayette Square, and no liability is accepted for the accuracy or completeness of any such information. In evaluation of prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that similar results will be achieve in the future. Lafayette Square seeks to improve the retention, well-being, and productivity of employees by connecting portfolio companies with third-party service providers that deliver workplace benefits and/or advisory support ("Third-Party Solution Providers") through Lafayette Square’s affiliated Worker Solutions, LLC (“Worker Solutions® ”) platform. Lafayette Square’s enhanced managerial assistance platform provided through access to our affiliated Worker Solutions® platform.

Highlights 3

Impact = Services + Capital

PROBLEM

Working-Class[1] people and places are overlooked by capital markets. Workers are struggling when it comes to job stability, compensation and benefits. Capital investments are not flowing to many middle market companies in Working-Class places.

44%	65%	73%	6,800	45%	78%
Avg. annual national turnover for private companies[2]	Workers living paycheck to paycheck[3]	Of lower wage workers do not participate in retirement benefits[4]	BDC portfolio companies, representing just 3.9% of the addressable middle market[5]	Median overlap in BDC portfolio holdings[6] (ie, correlation):	BDC portfolio companies headquartered in high-income areas[5]

SOLUTION

In line with the BDC's investment objectives, Lafayette Square's performance seeks to produce tangible outcomes (measured by Potomac X Lafayette Square™) by combining enhanced managerial assistance for portfolio companies (via Worker Solutions®) with investments and conservative underwriting (through the **BDC**) in Working-Class communities.

The Lafayette Square Effect[7]	
Avg. Portfolio Co. Change since Initial Investment[8] as of March 31, 2025	
+4.6%	Retirement Benefits Participation
+2.8%	Healthcare Benefits Participation
-3%	Employee Turnover
Progress Towards Goal 2030[9] as of March 31, 2025	
51.5%	Share of Portfolio Supporting Working-Class Communities *(L.S. as lead agent)*
22,786	Total Jobs Supported
45%	Worker Solutions® Adoption *(L.S. as lead agent)*

=

Worker Solutions® Inputs[10]	
Cumulative Managerial Assistance Inputs as of March 31, 2025	
$114,020	Emergency Savings[11]
$112,374	Debt Prevented for Workers Through Zero-Interest Loans[12]
14	HR Policy Changes to Expand Benefits Access & Participation[13]
45	Workers Building Credit Scores[14]
48	1:1 Financial Coaching Sessions[15]

+

BDC Inputs	
Cumulative Capital Inputs as of March 31, 2025	
$828M	Total Assets
42	Portfolio Companies (44 as of May 8, 2025)
$20.4M	Portfolio Co. Weight. Avg EBITDA
9.5%	Distribution Rate[16]
$46.1M	Distributions Declared *(since inception)*
$192,486	Incentives for Portfolio Co. for WS Adoption[17]
11.1%	Weighted Avg. Yield[18]

Note: Please refer to Slide 25 and 26 for accompanying important information regarding additional disclosures and sources. There can be no guarantee that future outcomes will match historical outcomes.

4

Mar, 24 June, 24 Sep, 24 Dec, 24 Mar, 25 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 12.7% 11.8% 8.9% 6.5% 8.9% 4.6% 6.6% 7.2% 9.5% 11.4% 12.4% 11.1% 5.4% 4.3% 6.1% 4.3% 6.1% 8.1% 8.1% 5.3% Note: -Weighted Average Yield at amortized cost and fair value of the portfolio. Does not represent the totalreturn to stockholders. - SOFR data source: https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html -Weighted Average Cost of Debt is calculated as (a) the actual amount of interest expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. Portfolio Economic Analysis of Interest Rates 5

Portfolio Composition as of March 31, 2025

Portfolio Companies	Fair Value	Avg FMV/PortCo	First Lien Loans	Floating Rate Loans
42	$668.7M	$15.9M	94.2%	92.7%
Average EBITDA (Portfolio Weighted Average)	**Net Leverage** (Portfolio Weighted Average)	**Interest Coverage** (Portfolio Weighted Average)	**LTV** (Portfolio Weighted Average)	**Floating Spread** (Portfolio Weighted Average)
$20.4M	3.6x	3.0x	48.0%	6.7%
Weighted Average Duration (years) [1]	**Weighted Average # of Covenants**	**Watchlisted Rate** [2]	**Non-Accrual Rate**	**FMV/Par**
3.4	2.3	0.0%	0.0%	99.6%

Weighted average calculation is based on the fair value of the portfolio company investments. Net leverage and LTV statistics include debt that is both senior and pari-passu to the tranche of debt owned by the investment vehicle.



Top 10 Portfolio Exposures (at fair value)
M&S Acquisition Corporation
$43.5M (6.5%)
Best Friends Pet Care Holdings Inc
$40.2M 6.0 (%)
160 Driving Academy [4]
$39.9M (6.0%)
Dance One Holdings LLC
$34.0M (5.1%)
Tyler Distribution Centers LLC
$33.4M (5.0%)
Direct Digital Holdings LLC
$32.6M (4.9%)
Xpect Solutions LLC
$29.9M (4.5%)
Core Capital Partners II-S LP
$29.6M (4.4%)
Flatworld Intermediate Corporation
$24.8M (3.7%)
truCurrent LLC
$22.5M (3.4%)



Top 10 Industry Exposures [3]
Professional Services
$62.6M (9.4%)
Commercial Services & Supplies
$57.2M (8.6%)
Transportation and Infrastructure
$46.7M (7.0%)
IT Services
$41.4M (6.2%)
Specialized Consumer Services
$40.2M (6.0%)
Road & Rail
$39.9M (6.0%)
Interactive Media & Services
$34.0M (5.1%)
Media
$32.6M (4.9%)
Diversified Financial Services
$29.6M (4.4%)
Hotels, Restaurants & Leisure
$28.5M (4.3%)



Portfolio by Region
Cascade
$17.7M
Four Corners
$17.2M
Far West
$97.5M
Gulf Coast
$112.6M
Great Lakes
$71.5M
Empire
$205.2M
Mid-Atlantic
$120.3M



Portfolio Build-Up Timeline
# of Portcos
FMV
2022 Q1
2
$40.6M
2022 Q2
2
$40.8M
2022 Q3
2
$48.1M
2022 Q4
5
$84.0M
2023 Q1
9
$113.4M
2023 Q2
11
$132.7M
2023 Q3
12
$170.3M
2023 Q4
19
$273.6M
2024 Q1
22
$331.4M
2024 Q2
26
$422.4M
2024 Q3
29
$461.2M
2024 Q4
34
$557.1M
2025 Q1
42
$668.7M

*Lafayette Square BDC's reporting period as of March 31, 2025 and underlying portfolio company financial data as of 12/31/2024. Company information is derived from the portfolio management infrastructure tools, WSO, Tableau & iLevel.
[1] Weighted Average Duration of Portfolio represents the time to reach maturity.
[2] A portfolio company is placed on a "watchlist" when its rating is 4 or 5 on an investment rating scale of 1-5.
[3] Based on GICS industry codes.
[4] 160 Driving Academy also known as Rock Gate Capital, LLC.

6

Date Declared Record Date Payment Date Frequency Total Amount (in 000s) Total DRIP Shares Total Shares 4/21/2023 4/21/2023 5/15/2023 Quarterly $1,292 30,168 8,615,541 6/23/2023 6/23/2023 8/14/2023 Quarterly $1,297 29,859 8,645,710 9/29/2023 9/29/2023 11/13/2023 Quarterly $2,614 53,904 13,068,112 12/13/2023 12/12/2023 1/4/2024 Quarterly $3,937 81,573 13,122,016 3/26/2024 3/22/2024 5/6/2024 Quarterly $6,475 140,901 21,584,341 6/28/2024 6/25/2024 8/6/2024 Quarterly $6,738 147,220 22,458,336 9/24/2024 9/24/2024 11/4/2024 Quarterly $7,460 164,271 23,797,438 12/26/2024 12/26/2024 1/6/2025 Quarterly $7,853 182,443 23,979,881 3/25/2025 3/25/2025 5/6/2025 Quarterly $8,393 197,026 24,293,039 Distributions Data [1] Mar, 24 June, 24 Sep, 24 Dec, 24 Mar, 25 $0 $2,000 $4,000 $6,000 $8,000 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $6,475 $6,738 $7,460 $7,853 $8,393 [1] Subject to the discretion of and as determined by the Board of Directors, the BDC will authorize and declare ordinary cash distributions on a quarterly basis, based upon the earnings estimated by management. Net realized capital gains, if any, are distributed to shareholders at least annually, although the BDC can retain such capital gains for investment in its discretion. Common Stock and Distribution Information 7 8.1% 8.1% 8.9% 8.9% 9.5%

$410.5M Closed Commitments Equity[1] $344.6M Called Commitments $65.8M Uncalled Commitments BDC Liquidity as of March 31, 2025 [1] As of March 31, 2025, the BDC has received $476.0 million in signed subscription documents. However, due to investor concentration limits agreed to with certain investors, we have only accepted approximately $410.5 million as of March 31, 2025. [2] Reflects current financing arrangements, including $250 million commitment from the ING Credit Facility.As of March 31, 2025, the SBIC and SSBIC can borrow up to $175 million and $27.5 million,respectively in SBA commitments in accordance to their regulatory capital. [3] As of March 31, 2025, the available liquiditywould be $200.4 million if the company had fully drawn unused capital commitments made by investors under the ING Credit Facility. Lafayette Square USA, Inc. has $212.9 million of available liquidity including cash & cash equivalents and financing facilities. $452.5M Committed Debt[2] $452.0M Drawn $0.5M Undrawn 863.0M Committed Overall $796.6M Drawn $66.3M Undrawn $146.6M Cash &Cash Equivalents $212.9M Available Liquidity[3] 8

9 Enhanced Managerial Assistance Results

Enhanced Managerial Assistance Lafayette Square's enhanced managerial assistance platform designed to connect portfolio companies with enhanced benefits to improve recruitment,retention, and productivity through access to our affiliated Worker Solutions® platform. We support portfolio companies through: • Incentives, including provider discounts negotiated on behalf of portfolio companies • Analytics on human capital trends and benefits utilization • Services for employers through vetted third-party solutions providers • Consultation for portfolio company management teams and HR leaders 10

Trends in Working-Class Targeted Investments [19 – 20] Please refer to Slide 26 for footnote references in the tables and charts above. 1958 Small Business Investment Act Goal2030: increase employment opportunities (by helping businesses create and/or retain 100,000 Working-Class jobs, and 150,000 jobs overall) Q4 23 Q1 24 Q2 24 Q3 24 Q4 24 Q1 25 0K 5K 10K 15K 20K Total Jobs [19] 22,786 ▲7351 (48%) YoY Total Working-Class Jobs 10,572 ▲4142 (64%) YoY Median In-Portfolio Worker Income [20] LMI: $35K ▼$7K (20%) YoY 1977 Community Reinvestment Act Goal2030: invest at least 50% of our portfolio in borrowers who are either located in Working-Class communities or are substantial employers of Working-Class people 51% 51% Working-Class Areas or Substantial Employer Lead Agent Transactions All Transactions 50% Target 50% Target 51% of our portfolio (and 51% of the transactions where we were lead agent) were invested in borrowers who were either located in Working-Class Areas or were Substantial Employers of Working-Class people. 10,572 Working-Class people employed out of a total of 22,786 employees. Recent portco additions incorporate new industries to the portfolio, such as Communication Services. 1 1

Expanding the Footprint of Worker Solutions® [21 – 23] Please refer to Slide 26 for footnote references in the tables and charts above. Employee Turnover [21] HealthCare Participation [22] Retirement Plan Participation [23] 10.5% 41.8% 41.2% National Average 10.3% National Average 45% National Average 53% Q12025 Employee Turnover 7% HealthCare Participation 57% Retirement Plan Participation 47% National Average 11% National Average 45% National Average 53% Workers Served has increased to 3,245 versus 543 in Q1 2024. A total of seven Third-Party Solution Providers and fourteen HR policy changes have been deployed across the portfolio. Workers Solutions® has provided managerial assistance to companies and projects affiliated with our portfolio companies. This includes providing credit building services to one residential property where 489 tenants have enrolled in credit building services out of a total of 493 residents (99.2% uptake). 1 2 1980 Small Business Investment Incentive Act Goal2030: 50% borrowers adopting Third-Party Solution Providers or HR policy changes Workers w Access to Services 6,061 ▲3,320 (88%) YoY Total Workers Served 3,245 ▲2,702 (498%) YoY Borrower Adoption Rate (since inception of the Company) Lead Agent Transactions All Transactions Q12024 45% 30% 50% Target 50% Target

Worker Solutions® Dashboard

Employee Work Locations of Lafayette Square Portfolio Companies



WA
MT
ND
MN
OR
ID
SD
WI
WY
MI
NY
VT
NH
ME
MA
IA
NE
PA
NV
UT
CO
IL
IN
OH
WV
MD
DE
VA
KS
MO
KY
CA
OK
TN
NC
AZ
NM
AR
SC
MS
AL
GA
TX
LA
FL

- LMI Census Tract
- Non-LMI Census Tract
- ☆ Portco Headquarters
- Rotolo Consultants, Inc.
- Synergi, LLC
- Dartpoints Operating Company, LLC
- Medical Specialists of the Palm Beaches, Inc.
- Ironhorse Purchaser, LLC
- Break the Floor Productions, LLC
- M&S Acquisition Corp
- Best Friends Pet Care Holdings, Inc.
- El Centro de Estudiantes
- Café Zupas Franchising, LLC
- GK9 Global Companies, LLC
- Zero Waste Recycling, LLC
- Direct Digital Holdings, LLC
- C Speed, LLC
- Rock Gate Capital, LLC
- Standard Real Estate Investments LP
- Xpect Solutions, LLC
- Med Learning Group, LLC

Solutions Deployed *by Portfolio Companies*

	HR Policy Changes	Impact Allies Deployed	Total
Global K9 Protection Group, LLC	3	2	5
Zero Waste Recycling, LLC	0	1	1
Break The Floor Productions LLC	3	0	3
Direct Digital Holdings, Inc.	0	2	2
Standard Real Estate Investments	0	1	1
Rotolo Consultants, Inc.	0	1	1
LC Hospitality, LLC	3	0	3
Best Friends Pet Care, Inc.	0	1	1
160 Driving Academy	0	1	1
Johnsoncomm LLC	2	0	2
Synergi, LLC	0	1	1
truCurrent	3	0	3
Worker Solutions, LLC	0	1	1
Total	14	11	25

Solution Providers Deployed

Solution Provider	Portfolio Companies
Sunny Day Fund Solutions Inc.	3
ManifestHQ, Inc	2
HoneyBee	2
Vault	1
Neighborhood Trust Financial Partners	1
Esusu Financial Inc	1
Boom Pay, Inc.	1

Information as of March 31, 2025. Our current portfolio lends to businesses across a variety of sectors, with locations in eight of our ten Target Regions. The map illustrates (to the extent we have the information from portfolio companies) the location of portfolio company headquarters and where portfolio company employees work in comparison to LMI and non-LMI census tracts.

13

Recent Developments by Place

- **Eight** new investments were made in Q1 2025, adding five new locations to the BDC's geographical dispersion.
  - DRS Imaging Services LLC
    - Edison, New Jersey
  - Electro Technical Industries, LLC
    - Houston, Texas
  - Arrowhead Capital Group LLC
    - Knoxville, Tennessee
  - Flatworld Intermediate Corporation
    - Princeton, New Jersey
  - Johnsoncomm LLC
    - Alvarado, Texas
  - Liberty Lenwich Holdings LLC
    - New York, New York
  - Tyler Distribution Centers LLC
    - Dayton, New Jersey
  - TEC Services
    - Columbia, Maryland


LMI Tract
LMI
Non LMI
NA

14

Worker Solutions® Results

Portfolio Company	Cumulative Stepdown Savings[1] (from all lenders of record)	Third-Party Solutions/HR Policy Changes	Adoption Date	Solution Name	Type	Outputs	Worker Solutions® Intended Outcomes
Portfolio Company #1	$23,196 ($43,572)	Zero-interest emergency loans	Q3 2021	Honeybee	Third-Party	59 employees (22% uptake)	Prevented debt
Portfolio Company #2	$38,563	Education benefits	Q1 2022	Summer	Third-Party	N/A	Increased savings Reduced Debt
		One-on-one financial coaching	Q2 2022	TrustPlus	Third-Party	7 employees (8% uptake)	Improved credit Increased savings Reduced debt
Portfolio Company #3	$19,399 ($27,284)	Emergency savings benefits	Q3 2023	Sunny Day Fund	Third-Party	67 employees (6% uptake)	Increased savings
Portfolio Company #4	$69,175 ($128,281)	Credit-building through rent payments	Q2 2023	Boom		45 employees (8% uptake)	Improved credit
		Emergency savings benefits	Q4 2023	Sunny Day Fund	Third-Party	65 employees (12% uptake)	Increased Savings
		HR Policy Changes - healthcare, retirement, and other	Q1 2023	HR Policy Change (3)	HR Policy Changes	-	Increased Benefits Participation
Portfolio Company #5	$18,082 ($35,220)	Zero-interest emergency loans	Q4 2023	Honeybee	Third-Party	87 employees (6% uptake)	Prevented debt
Portfolio Company #6	$3,324	Credit-building through rent payments for residents	Q1 2024	Esusu	Third-Party	489 tenants (99% uptake)	Improved credit
Portfolio Company #7	$8,558 ($10,360)	HR Policy Changes - healthcare, retirement, and other	Q1 2024	HR Policy Change (3)	HR Policy Changes	-	Increased Benefits Participation
Portfolio Company #8	$0	Emergency saving benefits	Q4 2024	Sunny Day Fund	Third-Party	65 employees (8% uptake)	Increased savings
Portfolio Company #9	$3,291	HR Policy Changes - healthcare, retirement, and other	Q3 2024	HR Policy Change (3)	HR Policy Changes	-	Increased Benefits Participation
Portfolio Company #10	$0	Retirement savings migration and consolidation	Q4 2024	Manifest	Third-Party	N/A	Increased retirement savings Reduced risk of early retirement withdrawals
Portfolio Company #11	$2,115 ($2,820)	Retirement savings migration and consolidation	Q4 2024	Manifest	Third-Party	1 employee (1% uptake) N/A	Increased retirement savings Reduced risk of early retirement withdrawals
Portfolio Company #12	$1,775	HR policy changes - healthcare, retirement, and other	Q1 2025	HR Policy Change (2)	HR Policy Changes	-	Increased Benefits Participation
Portfolio Company #13	$5,007	HR policy changes - healthcare, retirement, and other	Q2 2024	HR Policy Change (3)	HR Policy Changes	-	Increased Benefits Participation
Total	**$192,486 ($299,498)**			**25**			

Note:
- Worker Solutions® Intended Outcomes refer to metrics reported to and/or measured by Lafayette Square
- HR Policy Changes: The number in parentheses indicates that the portfolio company has deployed three HR policy changes.

[1] Cumulative Stepdown Savings refers to the total amount of savings a company has received. Savings amounts may differ based upon loan size, stepdown rate, number of solutions adopted and/or policies implemented, and do not account for any costs associated with services adopted and/or policies implemented.

[2] Initial adoption date refers to the first time a company adopted services from Third-Party Solution Providers and/or implemented policy changes to existing workplace benefits. Companies may have adopted additional services and/or implemented policy changes at later dates.

15

Worker Solutions®: Third-Party Liquidity Solution Providers Engagement Snapshot[1] Lafayette Square currently does not receive any compensation for the recommendation to use Third-Party Solution Providers. However, we may offer portfolio companies a small stepdown on financing costs if they engage a Third-Party Solution Provider and/or adopt certain other designations (such as B-Corporation status) or human capital advice, and in some cases, will negotiate discounts for them on the services provided by Third-Party Solution Providers. [1] Data as of March 31, 2025, provided by Third-Party Solution Providers and not part of the data Lafayette Square receives directly from its portfolio companies. This data reflects cumulative, all-time results from Third-Party Solution Providers for Lafayette Square portfolio companies through Q1, 2025. [2] Savings relative to high-cost lending products calculated by using the average payday loan APR (~400%), average portfolio company worker loan amount of $213, and an assumed 5-mouth repayment period (the average time it takes to repay payday loans.) Cumulative savings through Third-Party Solution Provider Sunny Day Fund for 197 total workers across three portfolio companies. https://www.incharge.org/debt-relief/how-payday-loans-work/ 1 6 Emergency Savings: $114,011 in emergency savings for portfolio company workers to address unexpected expenses and protect their retirement savings as of March 31, 2025. - $393 is the average savings balance per employee - $86 is the average contribution to emergency savings per paycheck among employees Zero Interest Loans: $63,488 in zero-interest loans to portfolio company workers to manage their cash flow and avoid taking on high-interest debt as of March 31, 2025. - $213 is the average loan amount. -Estimated $112,374 in debt prevented by providing workers with an alternative to high-cost lending products. [2] The top three purposes cited by portfolio company workers for using no-cost assistance were: -Emergency cash -Other expenses -Car Repairs

17 Financial Results

All data is as of March 31, 2025. Past performance is not indicative of future results. Detailed Performance data as well as additional Portfolio &Balance Sheet data is available herein. [1] The per share data was derived by using the weighted average shares of common stock outstanding during the period. [2] On March 25, 2025, the Board of Directors of the BDC declared a regular distribution to stockholders in the amount of $0.28 per share and a supplemental distribution in the amount of $0.07 per share. In the aggregate, the regular distribution and supplemental distribution represents an annualized distribution rate of approximately 9.5%. Q12025 Highlights 1 8 Funding Update Portfolio Update Funding Update • During Q1 2025, we upsized our Revolving Credit Facility with ING Capital, LLC from $225 million to $250 million. We further upsized the accordion feature of this facility to $300 million in April of 2025. Performance Update • Net Investment income per common share of $0.36[1] • Earnings per share of $0.46[1] • Net Asset Value per share of $14.92 • Total declared distributions of $0.35 per share for the quarter ended March 31, 2025, representing an implied forward yield of 9.5% Portfolio Update • Quarter over Quarter total assets growth of $57.2 million in fair value for the quarter ended March 31, 2025 • 89% of the investments in our portfolio at Fair Value have an Internal Performance Rating[2] of 2,with the remainder with an Internal Performance Rating of 3 Balance Sheet Update • Total available liquidity of $212.9 million

Quarter Ended Mar, 2024 June, 2024 Sep, 2024 Dec, 2024 Mar, 2025 Net investment income (Loss) per share [1] $0.31 $0.31 $0.33 $0.36 $0.36 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share $0.05 $(0.02) $(0.13) $0.03 $0.10 Earnings Per Share Earnings (Loss) Per Common Share $0.36 $0.29 $0.20 $0.39 $0.46 Distributions declared per share [2] $(0.30) $(0.30) $(0.33) $(0.33) $(0.35) Net Changes from capital share activity $ - $(0.01) $ - $(0.01) $- NetAsset Value Per Share $14.91 $14.89 $14.76 $14.81 $14.92 Past performance is not indicative of future results. [1] Net Investment Income per share data was derived by using the weighted average shares outstanding during the period. [2] Distributions declared per share data reflects the actual amount of distributions declared during the period. Quarterly Financial Results 1 9

PREVIOUS_NAV_VALUE NetInvestment Income Distributions Declared NetChange In Unrealized Gain/Loss on Investments NetChanges from Capital Share Activity CURRENT_NAV_VALUE $14.0 $14.2 $14.4 $14.6 $14.8 $15.0 $15.2 $15.4 $- $(0.35) $0.10 $14.92 $0.36 $14.81 Note: - The Per Share data was derived by using the weighted average shares of common stock outstanding during the period. -Please see the BDC’s May 2025 Form 10-Q filing for more detailed information relating to investment income. NAV Per Share Bridge over Previous Quarter 12/31/2024 NAV 3/31/2025 NAV 20

Portfolio Highlights - New Originations

	Quarter Ended				
	Mar, 2024	June, 2024	Sep, 2024	Dec, 2024	Mar, 2025
Portfolio Funds (Dollars in 000s)					
New Investment Commitments	$84,813	$119,500	$17,859	$138,300	$227,572
Exit and Sales of Investments[1]	$ -	$ -	$ -	($16,803)	($77,825)
Investment Fundings[2]	$55,532	$91,787	$43,687	$119,211	$187,415
Asset Mix of New Investments					
Senior Secured	100.0%	98.3%	94.3%	94.9%	89.6%
Junior Debt [3]	-	-	-	-	-
Equity and Other Investments	-	1.7%	5.7%	5.1%	10.4%
Portfolio Rotation - Debt Investments					
Wt. Avg. Rate on New Investments[4]	12.3%	11.6%	10.3%	10.5%	10.2%
Wt. Avg. Spread Over the Applicable Base Rate of New Floating Rate Investments[5]	S+6.85%	S+6.12%	S+6.09%	S+6.45%	S+6.42%

[1] Includes commitment reductions.
[2] Investment Fundings includes the impact of new and upsized investments and exits of investments as noted in the table above, as well as other variables.
[3] Junior debt comprises subordinated debt and second lien loans.
[4] Weighted average interest rate on new loan investments is based on the contractual interest rate at the time of funding.
[5] Weighted average spread over the applicable base rate of new floating rate loan investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR and Prime. For variable rate loans that have a SOFR and Prime Rate Option, the SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.

21

Quarterly Statements of Assets and Liabilities

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	Mar, 2024	June, 2024	Sep, 2024	Dec, 2024	Mar, 2025
Assets					
Investments, at fair value	$331,407	$422,365	$461,154	$557,087	$668,725
Cash and cash equivalents	$73,235	$99,352	$216,880	$202,452	$146,568
Deferred financing costs	$1,212	$3,892	$7,234	$8,575	$8,810
Interest receivables	$1,054	$1,824	$1,797	$1,848	$2,812
Other assets	$421	$1,237	$1,214	$329	$665
Due from affiliate	$ -	$ -	$130	$260	$189
Total Assets	$407,329	$528,670	$688,409	$770,551	$827,769
Liabilities					
Secured borrowings	$36,960	$75,000	$147,000	$208,232	$249,482
SBA-guaranteed debentures	$38,400	$82,500	$165,005	$192,505	$202,500
Distributions payable	$6,475	$6,738	$7,460	$7,853	$8,393
Incentive fee payable	$1,169	$1,213	$1,312	$1,578	$1,514
Management fee payable	$742	$872	$1,147	$1,375	$1,478
Deferred revenue payable	$ -	$5,411	$4,404	$2,517	$1,336
Interest and financing payable	$141	$1,287	$789	$3,044	$1,299
Accounts payable and accrued expenses	$947	$894	$1,105	$649	$941
Due to affiliate	$157	$29	$97	$221	$453
Income tax payable	$ -	$ -	$156	$171	$800
Reverse repurchase agreement	$ -	$20,355	$10,996	$ -	$ -
Administrative services fee payable	$500	$ -	$ -	$ -	$ -
Total Liabilities	$85,491	$194,299	$339,471	$418,145	$468,196
Total Net Assets	$321,838	$334,371	$348,938	$352,406	$359,573
Total Liabilities and Net Assets	$407,329	$528,670	$688,409	$770,551	$827,769
Net Asset Value per Share	$14.91	$14.89	$14.76	$14.81	$14.92
Asset coverage ratio	527.1%	288.0%	323.5%	269.2%	244.1%
Number of shares of common stock outstanding	21,584,341	22,458,336	23,633,167	23,797,438	24,096,013

Note: Please see the BDC's May 8, 2025 Form 10-Q filing for more information regarding Assets and Liabilities.

22

Quarterly Operating Results[1]

(Dollar amounts in 000s, except share and per share data)	Quarter Ended				
	Mar, 2024	June, 2024	Sep, 2024	Dec, 2024	Mar, 2025
Investment Income					
Interest income	$10,552	$12,350	$14,331	$17,866	$18,588
Dividend and fee income	$213	$340	$233	$349	$727
Total Investment Income	$10,765	$12,690	$14,564	$18,215	$19,315
Expenses					
Interest and financing expenses	$922	$1,625	$2,714	$4,994	$6,015
Incentive fee – net investment income	$1,169	$1,213	$1,312	$1,578	$1,514
Management fee	$742	$872	$1,147	$1,375	$1,478
Administrative services fee	$506	$500	$500	$542	$450
General and administrative expenses	$414	$841	$410	$382	$250
Legal & Professional fees	$293	$678	$715	$438	$309
Income tax expense	$ -	$ -	$236	$135	$629
Directors' fees	$80	$80	$80	$108	$80
Organizational costs	$ -	$ -	$ -	$46	$ -
Total Expenses	$4,126	$5,809	$7,114	$9,598	$10,725
Net Investment Income after Tax	$6,639	$6,881	$7,450	$8,617	$8,590
Net Gain (Loss) on Investments					
Net realized gain (loss) on investments	$ -	$ -	$ -	$98	$58
Net unrealized appreciation (depreciation) on investments	$1,229	($400)	($2,847)	$172	$2,499
Net gain (loss) on investments	$1,229	($400)	($2,847)	$270	$2,557
Net Increase (Decrease) in Net Assets Resulting from Operations	$7,868	$6,481	$4,603	$8,887	$11,147
Per Share Data [2]					
Net Investment Income Per Share	$0.31	$0.31	$0.33	$0.36	$0.36
Earnings (Loss) Per Share	$0.36	$0.29	$0.20	$0.39	$0.46
Distributions declared and paid	$6,475,302	$6,737,500	$7,459,833	$7,853,154	$7,853,154
Weighted average shares of common stock outstanding	21,581,652	22,178,576	22,614,966	22,531,521	23,977,487

[1] Presentation of the table is provided to either expand or combine income and expense items as related to the quarterly Form 10-Q and Form 10-K filings for the respective periods ending.
[2] Per Share Data calculated based on the daily weighted average shares outstanding during the period presented.

23

Investment Activity

Quarter Ended March 31, 2025 (Dollars in 000s)

Portfolio Company	Investment Type	Issuer Deal Type	Commitment	Par Amount Funded At Close	Base Rate Spread	All-in-rate
Arrowhead Capital Group LLC	Equity	New	$15,000	$15,000	10.00%	10.00%
DRS Imaging Services LLC	1st lien senior secured DDTL	New	$7,500	166,108	6.75%	11.05%
	1st lien senior secured revolver	New	$4,000	166,108	6.75%	11.05%
	1st lien senior secured term loan	New	$8,200	$8,200	6.75%	11.05%
Electro Technical Industries LLC	1st lien senior secured revolver	New	$2,222	166,108	6.00%	10.30%
	1st lien senior secured term loan	New	$12,778	$12,778	6.00%	10.30%
Flatworld Intermediate Corporation	1st lien senior secured revolver	New	$7,500	166,108	5.50%	9.80%
	1st lien senior secured term loan	New	$25,000	$25,000	5.50%	9.80%
Johnson Comm LLC	1st lien senior secured term loan	New	$20,000	$20,000	6.90%	11.20%
Liberty Lenwich Holdings LLC	1st lien senior secured DDTL	New	$3,000	166,108	5.75%	10.05%
	1st lien senior secured revolver	New	$3,000	166,108	5.75%	10.05%
	1st lien senior secured term loan	New	$14,550	$14,550	5.75%	10.05%
Liberty Top Holdings, LLC	Equity	New	$3,000	$3,000	N/A	N/A
TEC Services LLC	1st lien senior secured DDTL	New	$3,000	166,108	5.75%	10.13%
	1st lien senior secured revolver	New	$2,000	$400	5.75%	10.14%
	1st lien senior secured term loan	New	$10,000	$10,000	5.75%	10.13%
Tyler Distribution Centers LLC	1st lien senior secured revolver	New	$6,000	$1,700	5.13%	9.43%
	1st lien senior secured term loan	New	$32,000	$32,000	5.13%	9.43%
Rotolo Consultants Inc	1st lien senior secured DDTL	Upsizing/ Existing	$6,573	$166,108	5.50%	9.80%
	1st lien senior secured term loan	Upsizing/ Existing	$16,000	$166,108	5.50%	9.80%
Capital City LLC	1st lien senior secured DDTL	Existing	$650	$650	8.00%	12.30%
Dance One Holdings LLC	1st lien senior secured term loan	Existing	$88	$88	6.95%	11.51%
Trilon Group LLC	1st lien senior secured DDTL	Existing	N/A	$1,347	5.50%	9.91%
	1st lien senior secured revolver	Existing	N/A	$503	5.50%	9.91%
Core Capital Partners II-S LP	1st lien senior secured revolver	Existing	N/A	$851	7.50%	11.80%
Direct Digital Holdings LLC	1st lien senior secured term loan	Existing	$141	$141	8.45%	12.91%
HW Lochner Inc 6TH	1st lien senior secured term loan	Existing	$3,668	$3,668	6.25%	10.69%
M&S Acquisition Corporation	1st lien senior secured term loan	Existing	$1,420	$1,420	6.50%	10.80%
Neighborhood Grocery Catalyst Fund LLC	Equity	Existing	N/A	$563	N/A	N/A
Rotolo Consultants INC	1st lien senior secured term loan	Existing	$20,282	$20,282	5.50%	9.80%
Synergi LLC	1st lien senior secured revolver	Existing	N/A	$938	7.45%	12.01%
truCurrent LLC	1st lien senior secured DDTL	Existing	N/A	$10,000	7.25%	11.55%
Worker Solutions, LLC	Equity	Existing	N/A	$1,000	N/A	N/A
Xpect Solutions LLC	1st lien senior secured revolver	Existing	N/A	$750	5.75%	10.05%
Zero Waste Recycling LLC	1st lien senior secured DDTL	Existing	N/A	$380	6.45%	11.01%
ZRG Partners LLC	1st lien senior secured DDTL	Existing	N/A	$943	6.00%	10.24%
	1st lien senior secured revolver	Existing	N/A	$1,263	5.00%	12.50%

24

25 ImportantInformation This presentation should be read in conjunction with the BDC's Form 10-Q which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 2025, which summarizes certain financial and performance information for the quarter ended March 31, 2025. [1] “Working-Class Areas” refers to: i)“Empowerment Zones”, as defined in the Empowerment Zones and Enterprise Communities Act of 1993, as amended; ii)“Opportunity Zones”, as defined in the U.S. Tax Cut and Jobs Act of 2017, and/or areas targeted by a government entity for redevelopment or to revitalize or stabilize designated disaster areas; and iii) low- and moderate- income (“LMI”) areas, as defined under applicable CRA regulation as an individual income that is less than 80% of the area median income (“AMI”) or a median family income that is less than 80% in a census tract. AMI is defined as the median family income for the metropolitan statistical area or metropolitan division, if applicable, or if the person or census tract is located outside of a metropolitan statistical area, the statewide non-metropolitan median family income. We may use the terms "LMI", "underserved" and “Working-Class" interchangeably. [2] National turnover includes private employee data from the U.S. Bureau of Labor Statistics -Job Openings and Labor Turnover Survey for calendar year 2024. Data was extracted as of February 18, 2025. [3] PYMNTS &Lending Club, February 2025. [4] National private sector retirement benefits participation data is sourced from the U.S. Bureau of Labor Statistics – March 2024 National Compensation Survey. “Lower wage workers” refers to those earning less than 25% of average wages. [5] Lafayette Square analysis of U.S. Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of BDC portfolio companies as of Q3 2024 and Dun and Bradstreet Data as of February 2025. The Federal Financial Institutions Examination Council's (FFIEC) defines middle to upper income as median family incomes making greater than 80% of the area median income. Middle market is defined as firms with revenue between $10 million and $1 billion. [6] Lafayette Square analysis of U.S. Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of BDC portfolio companies as of Q3 2024. Overlap (or cross investments) is for all public and private BDCs. [7] Portfolio company employment metrics shown are comprised of (1) KPI quarterly reporting data from 16 of 42 portfolio companies as of March 31, 2025; and (2) data collected as of the BDC’s initial investment for the remaining portfolio companies who did not agree to provide quarterly census data. Corresponding employee metrics rely on feedback from our portfolio companies, the accuracy of which cannot be guaranteed and may be calculated differently by each company. [8] Change Since Initial Investment Average is taken as the average of all portfolio companies' change in turnover, medical care participation or retirement participation since the BDC's initial investment, otherwise known as deal close date, with the portfolio company. Where data wasn't available in the same quarter as the initial investment, the next available quarter's data was used. Percentages are based on 16 of 42 portfolio companies’ current human capital data made available to Lafayette Square. [9] Lafayette Square’s 2030 goals to (1) increase employment opportunities (by helping businesses create and/or retain 100,000 Working-Class jobs, and 150,000 jobs overall), (2) provide significant managerial assistance to small and middle-market companies (by incentivizing at least 50% of our borrowers to adopt Worker Solutions®) and (3) encourage economic growth in Working-Class communities (by investing at least 50% of our portfolio in borrowers who are either located in Working-Class communities or are substantial employers of Working-Class people.) [10] Lafayette Square seeks to improve the retention, well-being, and productivity of employees by connecting portfolio companies with third-party service providers that deliver workplace benefits and/or advisory support ("Third-Party Solution Providers") through Lafayette Square’s affiliated “Worker Solutions®” platform. Worker Solutions® inputs represents results from services offered by 4 of 7 Third-Party Solutions Providers adopted by Lafayette Square portfolio companies and HR policy changes implemented by portfolio companies. Please note that metrics regarding the use of the following Third-Party Service Providers have not been included: (i) Vault, due to services having not yet been utilized by workers; and (ii) Esusu, as services are currently offered only to an affiliated project of a Lafayette Square portfolio company and not to employees of the portfolio company. [11] Cumulative savings through Third-Party Solution Provider, Sunny Day Fund, represents 197 total workers across three portfolio companies. 2,567 total workers, across three portfolio companies have access to the service.

26 Important Information [12] Cumulative debt prevented through Third-Party Solution Provider, HoneyBee, from 146 total workers across two portfolio companies and 1,633 total workers with access to the service. Savings relative to high-cost lending products calculated by using the average payday loan APR (~400%), average loan amount of $213, and an assumed 5-month repayment period (the average time it takes to repay payday loans). https://www.incharge.org/debt-relief/how-payday-loans-work/ [13] HR changes were implemented by three portfolio companies, resulting in 2,223 total workers now with access to services resulting from these policy changes. [14] 45 total workers have signed up for credit building services via rent reporting through Third-Party Solution Provider, Boom, with 555 total workers having access to these services in one portfolio company. Credit building metrics from Esusu are not included, as services are currently offered only to an affiliated project of a Lafayette Square portfolio company and not to employees of the portfolio company. [15] 7 total workers of one portfolio company have participated in 48 1:1 financial coaching sessions through TrustPlus, a Third-Party Solution Provider. 88 total workers at the portfolio company have access to the service. [16] On March 25, 2025, the Board of Directors of the BDC declared a regular distribution to stockholders in the amount of $0.28 per share and a supplemental distribution in the amount of $0.07 per share. In the aggregate, the regular distribution and supplemental distribution represents an annualized distribution rate of approximately 9.5% [17] Lafayette Square rewards portfolio companies with an interest rate stepdown when they adopt services from Third-Party Solution Providers and/or implement policy changes to existing workplace benefits (defined as “Qualifying Human Capital Investments”) that we believe will enhance employee well-being and improve retention. As of March 31, 2025, we have rewarded a combined total of $192,486 through interest rate step down savings. Lafayette Square portfolio companies having adopted Qualifying Human Capital Investments have received a total of $299,498 in cumulative savings through interest rate step downs from the BDC in addition to other sources, including the Private Fund and other non-Lafayette Square lenders. [18] Weighed Average Yield is only one component of expected performance and is not and should not be viewed as a statement of the future performance of the BDC. Past performance is not indicative of future results. Yield of Assets in the portfolio is not indicative of the return or distribution rate received by investors. [19] Portfolio company employment metrics shown are comprised of 1) KPI quarterly reporting data from 16 of 42 portfolio companies as of March 31, 2025; and 2) data collected as of the BDC’s initial investment for the remaining portfolio companies who did not agree to provide quarterly census data. Corresponding employee metrics rely on feedback from our portfolio companies, the accuracy of which cannot be guaranteed and may be calculated differently by each company. [20] National median income data is from the U.S. Census Bureau - 2022 American Community Survey. This is the most recent data available as of March 2025. Median family income is used to calculate individual LMI per CRA guidelines. The metric is included at the national level to serve as a similar, but not exact, comparison. [21] Turnover rates are calculated by dividing the total terminations, voluntary and involuntary, for the period by the average number of employees who worked during or received pay for the same period. National turnover includes private employee data from the U.S. Bureau of Labor Statistics -Job Openings and Labor Turnover Survey for calendar year 2025. Data was extracted as of May 2, 2025. [22] Medical Care Benefits are plans that provide services or payments for services rendered in the hospital or by a qualified medical care provider. Participation is calculated from the unrounded percentage of workers who participate in the plan. 628 employees from portfolio companies who did not provide medical care benefits data to the Company were not included in this calculation. National private sector medical care and retirement benefits participation data are sourced from the U.S. Bureau of Labor Statistics – March 2024 National Compensation Survey. [23] Retirement Benefit plans includes defined benefit pension plans and defined contribution retirement plans. Participation is calculated from the unrounded percentage of workers who participate in the plan. National private sector medical care and retirement benefits participation data are sourced from the U.S. Bureau of Labor Statistics – March 2024 National Compensation Survey.

Contact Us 27 Lafayette Square BDC Website https://www.lafayettesquarebdc.com Information info@lafayettesquare.com